UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2023, Sarcos Technology and Robotics Corporation (the “Company”) filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-6 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share, effective as of 4:01 p.m., Eastern Time, on July 5, 2023 (the “Reverse Stock Split”). The total number of authorized shares of our common stock will be reduced from 990,000,000 to 165,000,000. The common stock is expected to begin trading on a post-split basis on The Nasdaq Global Market (“Nasdaq”) as of the open of trading on July 6, 2023, and the trading symbol will continue to be “STRC”. In connection with the Reverse Stock Split, the CUSIP number for the Company's common stock has been changed to 80359A 205; the CUSIP number for the Company's public warrants will not change.

The Company’s stockholders approved the Certificate of Amendment to effect the Reverse Stock Split at the Annual Meeting of Stockholders held on June 14, 2023 (the “Annual Meeting”), which was previously disclosed in the Company's Current Report on Form 8-K filed on June 16, 2023. Following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-6.

As a result of the Reverse Stock Split, every six (6) shares of the Company’s issued and outstanding common stock will be automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants, options and restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

Continental Stock Transfer & Trust Company, the Company’s transfer agent, is acting as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the Reverse Stock Split is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Sarcos Technology and Robotics Corporation
99.1	Press release dated June 20, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarcos Technology and Robotics Corporation

Date:	June 20, 2023	By:	/s/ Andrew Hamer
		Name: Title:	Andrew Hamer Chief Financial Officer